                                                                   EXHIBIT 10(b)

                          THE SHERWIN-WILLIAMS COMPANY
                    1997 STOCK PLAN FOR NONEMPLOYEE DIRECTORS
                          FORM OF OPTION GRANT DOCUMENT

                                                        <<Name>>
                                                        <<Company>>
                                                        <<Address1>>
                                                        <<Address2>>
                                                        <<CityStZip>>

Dear <<FirstName>>:

I am pleased to advise you that you have been awarded a stock option grant pursuant to The Sherwin-Williams Company 1997 Stock Plan for Nonemployee Directors. As we have discussed, this award is in recognition of our desire to have our nonemployee Directors' interests closely aligned with the interests of our shareholders.

For this grant, you have been awarded ___ shares at $______, the average price on ________, 200__. Your options vest over a ____ year period. Additional terms and conditions relating to this grant are set forth in the Plan and in the enclosed Additional Terms of Your Grant.

YOU CAN EXERCISE YOUR VESTED STOCK OPTIONS THROUGH THE SMITH BARNEY CORPORATE CLIENT GROUP SPECIALISTS HANDLING OUR PLAN, THE GRIFFO/GUERNSEY GROUP, BETWEEN THE HOURS OF 9AM TO 6PM EST, ON DAYS THE STOCK MARKET IS OPEN. THEIR TOLL FREE NUMBER, SPECIFIC TO SHERWIN-WILLIAMS EXECUTIVES AND DIRECTORS, IS
1-866-XXX-XXXX. ___________ WILL BE RESPONSIBLE FOR YOUR STOCK OPTION TRANSACTIONS. HOWEVER, YOU CAN ALWAYS CONTACT ________ FOR ASSISTANCE.

Please contact ___________ should you have any questions.

If you have any questions regarding the administration of the Plan itself, please call ______________, (216) XXX-XXXX.

                                   Sincerely,

                         Additional Terms of Your Grant

1. This option (until terminated as hereinafter provided) shall be exercisable to the extent of one-third of the shares granted one full year from the date of grant and to the extent of an additional one-third of such shares on the date two years and the date three years from the date of grant, subject to the terms hereof. In the event of the death of the Optionee prior to the date he could otherwise exercise all of the option granted hereby, the full option shall become immediately exercisable. To the extent exercisable, this option may be exercised in whole or in part from time-to-time.

2.    This option shall terminate on the earliest of the following dates:

      (a) Ninety (90) days after the date on which the Optionee ceases to be a member of the Board of Directors unless he ceases to be such by reason of death, Disability (as defined in Paragraph 9) or Retirement (as defined in Paragraph 10).

      (b) Three (3) years after the date on which the Optionee ceases to be a member of the Board of Directors by reason of Disability.

      (c) Three (3) years after the date of the death of the Optionee if he dies while a member of the Board of Directors or if he dies following his Retirement.

      (d)   Ten (10) years from the date on which this option was granted.

      (e) The date on which the Optionee intentionally commits an act materially harmful to the interests of the Company or a subsidiary as determined by the Board of Directors.

3. As of the date the Optionee ceases to be a member of the Board of Directors for any reason whatsoever (except in the event of the death or Retirement of the Optionee), any option installment which has not previously become exercisable shall terminate.

4. Nothing contained herein shall be construed as giving the Optionee any right to continue to serve as a member of the Board of Directors.

5. This option is not transferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by him.

6. This option shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with any applicable federal or state securities law.

7. This option shall not be exercisable if at the time of exercise such exercise would require registration under the Securities Act of 1933, as amended, or under any similar federal securities law then in effect, of the shares of Common Stock or other securities to be purchased hereunder, and such registration shall not then be effective. The Company shall register the shares of Common Stock or other securities covered by this option under any such law if (i) such registration shall be necessary to the exercise of this option and the Board of Directors shall not determine that such registration would result in undue expense or undue hardship to the Company or (ii) the Board of Directors, in its sole discretion, shall determine that such registration is desirable to effect the purposes for which this option is granted and would not result in undue expense or undue hardship to the Company.

8. The Board of Directors shall make or provide for such adjustments in the exercise price and in the number or kind of shares of Common Stock or other securities covered by this option as the Board of Directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

9. The term "Disability" as used herein means permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as the same has been or may be amended from time to time.

10. The term "Retirement" as used herein means termination of the Optionee's status as a member of the Board of Directors at or after (a) attaining age sixty-five (65) or completing either five (5) years of service or five (5) one year terms as a member of the Board of Directors by reason of resignation from the Board of Directors or by reason of not standing for reelection as a member of the Board of Directors or (b) attaining such lesser age or completing such lesser service as the Board of Directors may determine in its sole discretion.

11. The term "subsidiary" as used herein means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

12.   In the event of a "Change of Control" of the Company, as defined below,
      (a) any option outstanding shall, notwithstanding any provisions providing for accrual in installments, become immediately exercisable in full. A "Change of Control" shall be deemed to have occurred if:

      (A) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter the "Exchange Act") who or that, together with all "Affiliates" and "Associates" (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and Regulations under the Exchange Act) of such person, is the Beneficial Owner (as defined below) of ten percent (10%) or more of the shares of Common Stock then outstanding, except:

      (i) the Company;

      (ii) any of the Company's subsidiaries in which a majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;

      (iii) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or

      (iv) any such person who has reported or may, pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act.

      Notwithstanding the foregoing: (a) no person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such person's percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change of Control; and (b) if the Board of Directors determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (1) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock or (2) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above), then such person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.

      (B) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

      (C) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:

      (i) a consolidation, merger or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or

      (ii) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person, together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (A)(iv) above) of the combined voting power of the Company's then outstanding securities.

      (D) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person, together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.

      (E) The shareholders of the Company approve a plan of complete liquidation of the Company.

      For purposes hereof, a person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

      (x) which such person or any of such person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;

      (y) which such person or any of such person's Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this definition) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

      (z) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this definition) or disposing of any securities of the Company;

      provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (1) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing herein shall cause a person engaged in business as an underwriter or securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.